EXHIBIT 23a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-187005-01, 333-180350-01, 333-134973-01, 333-139819-01, 333-221347-01, 333-227687, 333-234539, 333-266517, 333-275346 and 333-275341) and Form S-3 (No. 333-258792) of Northwest Natural Holding Company of our report dated February 23, 2024 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Portland, Oregon
February 23, 2024